Exhibit 10.26

CONSENT AND FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of the 24th day of November, 2010, by and among SILICON VALLEY BANK (“Bank”), BANKS.COM, INC., a Florida corporation (“Parent”), INTERSEARCH CORPORATE SERVICES, INC., a Nevada corporation (“Intersearch”), and DOTTED VENTURES, INC., a Delaware corporation (“Dotted”, and together with Parent and Intersearch, jointly and severally, collectively and individually, referred to herein as “Borrower”), whose address is 222 Kearny Street, Suite 550, San Francisco, California 94108.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 3, 2010, (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Parent wishes to enter into a sale-leaseback arrangement with Domain Capital under which Parent would transfer ownership of the assets of Parent described in Exhibit A attached hereto as the “Domain Name Collateral” to Domain Capital and Domain Capital would extend credit to Parent in an approximate amount of $600,000, with monthly payments from Parent to Domain Capital over a period of five years (the “Domain Capital Financing”).

C. In connection with the Domain Capital Financing, Domain Capital requires Bank to terminate its Lien on the Domain Name Collateral.

D. Borrower has requested Bank’s consent to the Domain Capital Financing and Bank’s agreement to terminate its Lien on the Domain Name Collateral.

E. Bank has agreed to consent to the Domain Capital Financing and to terminate its Lien on the Domain Name Collateral, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Consent. Subject to the terms set forth herein, Bank hereby consents to the Domain Capital Financing and the entrance into the Domain Capital Financing shall not, in and of itself, constitute an “Event of Default” under Section 8 of the Loan Agreement.

3. Amendments to Loan Agreement.

3.1 Section 2.2.4 (Collateral Handling Fee). The reference in Section 2.2.4 of the Loan Agreement to “fifty-five hundredths of one percent (0.55%)” is hereby deleted and replaced with “seven tenths of one percent (0.7%)”.

3.2 Section 13 (Definitions). The following terms and their definitions in Section 13 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Facility Amount” is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

“Net Cash” is an amount equal to Borrower’s unrestricted cash and Investments with maturities of fewer than twelve (12) months held at or through Bank, minus all of Borrower’s outstanding Indebtedness.

3.3 Exhibit A (Collateral). Bank hereby terminates its Lien on the Domain Name Collateral and agrees that Exhibit A of the Loan Agreement is hereby amended in its entirety and replaced with the Exhibit A attached hereto.

3.4 Exhibit B (Compliance Certificate). Exhibit B of the Loan Agreement is hereby amended in its entirety and replaced with the Exhibit B attached hereto

4. Limitation of Amendment.

4.1 The consent set forth in Section 2 and the amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered most recently to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to $2,500, and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

BANKS.COM, INC.

By	/s/ Daniel O’Donnell
Name:	Daniel O’Donnell
Title:	President & CEO

INTERSEARCH CORPORATE SERVICES, INC.

By	/s/ Kimberly O’Donnell
Name:	Kimberly O’Donnell
Title:	President

DOTTED VENTURES, INC.

By	/s/ Daniel O’Donnell
Name:	Daniel O’Donnell
Title:	President & CEO

BANK:

SILICON VALLEY BANK

By	/s/ Vincent Vallejos
Name:	Vincent Vallejos
Title:	Relationship Manager